Ex-99.23(d)(118)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to a investment portfolio of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect a change in sub-adviser for the JNL/Western Asset Strategic Bond Fund, Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/Goldman Sachs Core Plus Bond Fund).

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2007, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 30th day of April, 2007.


JACKSON NATIONAL ASSET                      GOLDMAN SACHS ASSET
MANAGEMENT, LLC                             MANAGEMENT, L.P.
By:                                         By:
Mark D. Nerud                               Name:______________________________
Title: President                            Title:_____________________________

                                   SCHEDULE A
                              DATED APRIL 30, 2007
                                     (Funds)

 ------------------------------------------------------------------------------

                      JNL/Goldman Sachs Core Plus Bond Fund

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

                   JNL/Goldman Sachs Short Duration Bond Fund

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

                      JNL/Goldman Sachs Mid Cap Value Fund

 ------------------------------------------------------------------------------

                                   SCHEDULE B
                              DATED APRIL 30, 2007
                                 (Compensation)

----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS CORE PLUS BOND FUND
----------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to 500 Million                                               .25%
------------------------------------------------------- --------------------
Amounts over $500 Million                                       .185%
------------------------------------------------------- --------------------

----------------------------------------------------------------------------
                   JNL/GOLDMAN SACHS SHORT DURATION BOND FUND
----------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $100 Million                                              .20%
------------------------------------------------------- --------------------
$100 to $250 Million                                            .17%
------------------------------------------------------- --------------------
$250 to $500 Million                                            .15%
------------------------------------------------------- --------------------
Amounts over $500 Million                                       .12%
------------------------------------------------------- --------------------

----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS MID CAP VALUE FUND
----------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to 100 Million                                               .50%
------------------------------------------------------- --------------------
Amounts over $100 Million                                       .45%
------------------------------------------------------- --------------------